         As filed with the Securities and Exchange Commission on August 21, 2000
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         _____________________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         _____________________________

                  CARDIODYNAMICS  INTERNATIONAL  CORPORATION
            (Exact name of registrant as specified in its charter)

          California                                      95-3533362
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

                        _____________________________

        6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121
                                (858) 535-0202
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         _____________________________

                               Michael K. Perry
                            Chief Executive Officer
                   CardioDynamics International Corporation
        6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121
                                (858) 535-0202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         _____________________________

                                   Copy to:
                             David R. Snyder, Esq.
                         Pillsbury Madison & Sutro LLP
                         101 West Broadway, Suite 1800
                          San Diego, California 92101

                        _____________________________
       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

                         _____________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
          Title of Shares                  Amount To Be    Proposed Maximum Offering   Proposed Maximum Aggregate       Amount of
          To Be Registered                  Registered        Price Per Unit/(1)/          Offering Price/(1)/      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common stock, no par value per share   3,347,267 shares            $4.50                      $15,062,702             $3,976.55
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low prices of the common stock on August 16, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

________________________________________________________________________________

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information contained in this prospectus is not complete and may be + + changed. These securities may not be sold until the registration statement + + filed with the Securities and Exchange Commission is declared effective. + + This prospectus is not an offer to sell these securities, and it is not + + soliciting an offer to buy these securities, in any state where the offer or + + sale is not permitted. You should rely only on the information contained in +
+ this prospectus.                                                             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PRELIMINARY PROSPECTUS                   Subject to completion, August 21, 2000
--------------------------------------------------------------------------------
                               3,347,267 Shares

                   CARDIODYNAMICS INTERNATIONAL CORPORATION

                                 Common Stock

                                 ____________

   These 3,347,267 shares are being sold by the selling shareholders who purchased them from us at $5.59 per share through a private placement completed as of July 21, 2000. We will not receive any proceeds from the sale of shares by the selling shareholders. This offering is not being underwritten. The last reported sale price of our common stock on the Nasdaq National Market on August 16, 2000 was $4.50 per share.

                      Nasdaq National Market Symbol--CDIC

   Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5.

   The selling shareholders may offer and sell their shares in transactions on the Nasdaq National Market, in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

   The selling shareholders may sell shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares, or both. We will not receive any of the proceeds from the sale of the shares.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ____________

                         Prospectus dated       , 2000

                               TABLE OF CONTENTS

                                                                            Page
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US.........................    2
INFORMATION INCORPORATED BY REFERENCE......................................    2
ABOUT CARDIODYNAMICS INTERNATIONAL CORPORATION.............................    3
RISK FACTORS...............................................................    5
FORWARD-LOOKING STATEMENTS.................................................   13
USE OF PROCEEDS............................................................   13
SELLING SHAREHOLDERS.......................................................   13
PLAN DISTRIBUTION..........................................................   15
LEGAL MATTERS..............................................................   16
EXPERTS....................................................................   16

              WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3, including the exhibits and schedules thereto, under the Securities Act of 1933 with respect to the offering and sale of the common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and in each instance you should refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, will also be available to you on the SEC's web site. The address of this site is http://www.sec.gov.

                     INFORMATION INCORPORATED BY REFERENCE

     We incorporate by reference the documents listed below and any future filings made by us with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the registration statement of which this prospectus is a part until the sale of all of the shares of common stock that are part of this offering. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information from the date of the filing of such information. The documents that we are incorporating by reference are as follows:

   . our annual report on Form 10-KSB for the year ended November 30, 1999;

   . our quarterly report on Form 10-QSB for the quarter ended February 29, 2000;

   . our quarterly report on Form 10-QSB for the quarter ended May 31, 2000;
     and

   . the description of our common stock contained in our registration statement on Form 8-A declared effective by the SEC on April 19, 1984, including any amendments or reports filed for the purpose of updating that description.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

     You may request a copy of these filings (other than exhibits unless such exhibits are specifically incorporated by reference therein) at no cost by writing or telephoning Ms. Bonnie Dupuis in our investor relations department at the following address and telephone number:

     CardioDynamics International Corporation
     6175 Nancy Ridge Drive, Suite 300
     San Diego, California 92121
     (858) 535-0202, extension 1005

                ABOUT CARDIODYNAMICS INTERNATIONAL CORPORATION

     Our proprietary, patented technology noninvasively monitors the heart's ability to deliver blood to the body. Our products measure 12 significant hemodynamic (blood flow) parameters, the most prevalent of which is cardiac output, or the amount of blood pumped by the heart each minute. Our lead product, the BioZ.com(R), has been cleared by the FDA and carries the CE mark. We sell to US physicians through a 30-person direct sales force. We distribute our products to domestic hospitals and targeted international markets through a strategic alliance with General Electric Marquette Medical Systems (GEMMS). In November 1998, the Health Care Financing Administration (HCFA) mandated Medicare reimbursement for our BioZ(R) procedures. We have an installed base of nearly 800 units in over 450 physician offices and hospital sites throughout the world.

     Our products help physicians assess, diagnose and treat cardiovascular disease, which is the number one killer of adults in the United States. According to the American Heart Association (AHA), approximately one in five Americans has some form of cardiovascular disease. The AHA estimates that over $300 billion will be spent in the United States during 2000 as a result of cardiovascular disease and stroke. This figure includes both the direct costs associated with physicians and other professionals, hospital and nursing home services and medication and the indirect costs associated with lost productivity resulting from morbidity and mortality.

     Electrocardiography (EKG or ECG) is a widely used noninvasive assessment of the heart. Its limitation is that it only measures the electrical characteristics of the heart. Our impedance cardiography (ICG) technology noninvasively quantifies the mechanical function of the heart. Conditions that can interfere with the proper mechanical functioning of the heart include hypertension (high blood pressure), congestive heart failure, pulmonary disease, high-risk pregnancy and kidney dysfunction. Our technology complements EKG and supplements information obtained through the five vital signs - heart rate, respiration rate, body temperature, blood pressure and oxygen saturation - immediately, safely and cost effectively. We consider noninvasive cardiac output to be the "Sixth Vital Sign(TM)."

     Currently, the primary method used to measure hemodynamic parameters is pulmonary artery catheterization (PAC). The invasive PAC procedure requires hospitalization and involves an incision into the patient's neck or groin region and the insertion of a catheter (plastic tube) through the heart directly into the pulmonary artery. Complications associated with this procedure occur in as many as one in four reported cases and include irregular heartbeats, infection, pulmonary artery rupture and death.

     Because of the high risk of complications, physicians generally prescribe PAC only for critically ill patients. In the nonsterile environment of a physician's office or outpatient clinic, PAC is simply unavailable. As a result, in the great majority of situations the physician seeking to diagnose cardiovascular disease must indirectly assess the patient's hemodynamic status by measuring blood pressure, checking the pulse, looking at neck veins and employing subjective examination techniques that are prone to human error. A compelling need exists for objective, noninvasive measurement tools, such as our BioZ(R) systems, that physicians can safely prescribe more frequently and at an earlier stage in treatment.

     During ICG monitoring using our BioZ(R) systems, a painless electrical signal is sent through our proprietary sensors on the patient's neck and chest. Our sophisticated Digital Impedance Signal Quantifier (DISQ(TM)) technology and impedance modulating aortic compliance (ZMARC(TM)) algorithm analyze and record significant hemodynamic parameters. Based on this data, a physician can assess the patient's condition, customize treatment, monitor patient compliance, analyze the effectiveness of prescribed medications and more accurately identify potential complications.

     Our objective is to establish the BioZ(R) product line as a standard of care in cardiovascular medicine. Specifically, our strategy is to:

     .  accelerate market penetration through our direct sales force;

     .  broaden our distribution channels through strategic relationships;

     . secure additional recurring revenue by developing enhanced proprietary sensors;

     .  maintain market leadership through product improvements and extensions;

     .  target new market opportunities through technology development; and

     .  develop ICG products for home healthcare.

     We were incorporated as a California corporation in 1980 and changed our name in 1993. Our principal executive offices are located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, and our telephone number is 858-535-0202. Our common stock trades under the symbol CDIC. Our website address is www.cdic.com. Information contained in our web site should not be considered part of this prospectus. In this prospectus, the terms "we," "us," "our" and "CardioDynamics" mean CardioDynamics International Corporation (unless the context indicates another meaning).

     BioZ(R), BioZ.com(R), BioZ.sim(TM), BioZ.tel(TM), BioZ.pc(TM), BioZ.net(TM), BioZtect, BioZ.buy(TM), Sixth Vital Sign(TM), DISQ(TM), ZMARC(TM), ZCare(R) and the CardioDynamics logo are our trademarks. All rights reserved. All other trademarks, servicemarks or trade names referred to in this prospectus are the property of their respective owners.

     You should read this entire prospectus carefully, as well as the documents incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

                                 RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such a case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We depend upon on our BioZ(R) product line, the market acceptance of which is in its early stages.

     Our future is dependent upon the success of the BioZ(R) product line and similar products that are based on the same core technology. The market for these products is in a relatively early stage of development and may never fully develop as we expect. The long-term commercial success of the BioZ(R) product line requires widespread acceptance of our products as safe, efficient and cost-effective. Widespread acceptance would represent a significant change in medical practice patterns. In the past, some medical professionals have hesitated to use ICG products because of limitations experienced with older, analog-based monitors. Invasive procedures, such as PAC, are generally accepted in the medical community and have a long history of use.

     We have sponsored and will continue to sponsor or conduct clinical trials. We cannot be certain that clinical trials will be completed, that they will have a positive outcome or that a positive outcome in these trials will be sufficient to promote widespread acceptance of our products within the medical community.

Technological change is difficult to predict and to manage.

     We face the challenges that are typically faced by companies emerging from the development phase. Our product line has required, and any future products will require, substantial development efforts and compliance with governmental clearance or approval requirements. We may encounter unforeseen technological or scientific problems that force abandonment or substantial change in the development of a specific product or process.

We must maintain and develop strategic relationships with third parties to increase market penetration of our product lines.

     We distribute our products to domestic hospitals and targeted international markets through our strategic alliance with GEMMS. We also have an agreement in place with Profiles in Health, Inc., a privately held California corporation presently in the capital formation stage, for distribution capabilities and collaborative product development. We intend to enter into similar agreements with other major patient monitoring companies and to establish technology partnerships with pacemaker and other medical product and technology companies. Widespread acceptance of our BioZ(R) products is dependent on our establishing and maintaining these strategic relationships with third parties and on the successful distribution efforts of third parties.

     Many aspects of our relationships with third parties, and the success with which third parties promote distribution of our products, are beyond our control. We may be unsuccessful in maintaining our existing strategic relationships and in identifying and entering into future development and distribution agreements with third parties.

Our success depends in part upon the availability of third-party reimbursement at adequate price levels.

     Our success will depend in part on the availability of adequate reimbursement from third-party healthcare payors, such as Medicare, private health insurers and managed care organizations. Third-party payors increasingly challenge the pricing of medical products and services. Third-party payors may not cover the cost of a device and related services, or they may place significant restrictions on the circumstances in which coverage will be available. In addition, reimbursement may not be at or remain at price levels adequate to allow medical professionals to realize an appropriate return on the purchase of our products.

We depend on management and other key personnel.

     We dependent on a limited number of key management and technical personnel. The loss of one or more of our key employees may hurt our business if we are unable to identify other individuals to provide us with similar services. We do not maintain "keyman" insurance on any of our employees. In addition, our success depends upon our ability to attract and retain additional highly qualified sales, management, manufacturing and research and development personnel. We face intense competition in our recruiting activities and may not be able to attract or retain qualified personnel.

We depend on Rivertek Medical Systems and other third parties for development and manufacturing services.

     Our strategy for development and commercialization of some of our products depends upon entering into various arrangements with third parties and upon the subsequent success of these parties in performing their obligations. We may not be able to negotiate acceptable arrangements in the future, and our existing arrangements may not be successful. We rely heavily on contracted development services, particularly from Rivertek Medical Systems, Inc. Also, we currently assemble our products from components manufactured by a limited number of manufacturers. Therefore, we are dependent on component and subassembly manufacturers. If we experience a termination, modification or disruption of any of our development or manufacturing arrangements, we may be unable to deliver products to our customers on a timely basis, which may lead to customer dissatisfaction and damage to our reputation.

We may not have adequate intellectual property protection.

     Although we believe that we have effective patent protection, our patents and proprietary technology may not be able to prevent competition by others. In addition, in the future our products may be found to infringe upon the rights of others. From time to time, we have received communications from third parties asserting that features of some of our products may infringe on the intellectual property rights of others. Any claims resulting in intellectual property litigation, whether defensive or offensive, would have no certain outcome other than to drain our resources.

     The validity and breadth of claims in medical technology patents involve complex legal and factual questions. Future patent applications may not be issued, the scope of any patent protection may not exclude competitors, and our patents may not provide competitive advantages to us. Our patents may be found to be invalid, and other companies may claim rights in or ownership of the patents and other proprietary rights held or licensed by us. Also, our existing patents may not cover products that we develop in the future. Moreover, when our key patents expire, the inventions will enter the public domain. Our lead patent expires in 2002.

     Since patent applications in the United States are maintained in secrecy until patents issue, our patent applications may infringe patents that may be issued to others. If our products were found to infringe patents held by competitors, we may have to modify our products to avoid infringement, and it is possible that our modified products would not be commercially successful.

We face competition from other companies and technologies.

     We compete with other companies that are developing and marketing noninvasive hemodynamic monitors. We are also subject to competition from companies that support invasive technologies. Many of these companies have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers than we do. The introduction by others of products embodying new technologies and the emergence of new industry standards may render our products obsolete and unmarketable. In addition, other technologies or products may be developed that have an entirely different approach or means of accomplishing the intended purposes of our products. Accordingly, the life cycles of our products are difficult to estimate. To compete successfully, we must develop and introduce new products that keep pace with technological advancements, respond to evolving consumer requirements and achieve market acceptance. We may be unable to develop new products that address our competition.

     Our business plan contemplates an income stream from sales of disposable sensors that are compatible with an installed base of our monitors. We may be subject to price competition from other sensor manufacturers whose products are also compatible with our monitors.

     The current widespread acceptance of PAC, and the lack of widespread acceptance of noninvasive technologies like ours, is an important competitive disadvantage that we must overcome. In addition, our current and potential competitors may establish cooperative relationships with large medical equipment companies to gain access to greater research and development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

We have no experience with home healthcare.

     We intend to enter the home healthcare market through strategic relationships with other parties. We have not concluded any agreements or understandings with any third parties, and we may not be able to enter into any arrangements on terms satisfactory to us. Even if we are successful in negotiating acceptable arrangements with third parties, the parties may not perform their obligations to us for reasons beyond our control. If we are not able to negotiate arrangements with other parties to implement our home healthcare strategy, or if such arrangements, once negotiated, are not successful, we will not be able to meet our business objectives in this area.

We have a history of losses and may experience continued losses.

     We have experienced large losses every year. These losses have resulted because we have expended more money in the course of researching, developing and enhancing our technology and products and establishing our sales, marketing and administrative organizations than we have generated in revenues. We expect that our operating expenses will increase substantially in the foreseeable future as we increase our sales and marketing activities, expand our operations and continue to develop our technology. Accordingly, we expect to incur a net loss for fiscal 2000. It is possible that we will never achieve or sustain the revenue levels required for profitability.

We may need additional capital, which may be unavailable.

     The commercialization of our product line and the development and commercialization of any additional products may require greater expenditures than expected in our current business plan. Our capital requirements will depend on numerous factors, including:

  . our rate of sales growth--fast growth may actually increase our need for additional capital to hire additional staff, purchase additional component inventories, finance the increase in accounts receivable and supply additional support services;

  . our progress in marketing-related clinical evaluations and product development programs, all of which will require additional capital;

  . our receipt of, and the time required to obtain, regulatory clearances and approvals--the longer regulatory approval takes, the more working capital we will need to support our regulatory and development efforts in advance of sales;

  . the level of resources that we devote to the development, manufacture and marketing of our products--any decision we make to improve, expand or simply change our process, products or technology will require increased funds;

  . facilities requirements--as we grow we may need additional manufacturing, warehousing and administration facilities and the costs of the facilities would be borne long before any increased revenue from growth would occur;

  . market acceptance and demand for our products--although growth may increase our capital needs, the lack of growth and continued losses would also increase our need for capital; and

  . financing strategies--our attempt to accelerate the otherwise lengthy purchasing processes of hospitals by offering leasing programs as an alternative to outright purchasing and by providing purchasers with extended payment terms and financing options will require additional capital.

     We may be unable to predict accurately the timing and amount of our capital requirements. We may be required to raise additional funds through public or private financing, bank loans, collaborative relationships or other arrangements earlier than expected. It is possible that banks, venture capitalists and other investors may perceive our capital structure, our history of losses or the need to achieve widespread acceptance of our technology as too great a risk to bear. As a result, additional funding may not be available on attractive terms, or at all. If we cannot obtain additional capital when needed, we may be forced to agree to unattractive financing terms, to change our method of operation or to curtail our operations.

We may not be able to manage growth.

     If successful, we will experience a period of growth that could place a significant strain upon our managerial, financial and operational resources. Our infrastructure, procedures and controls may not be adequate to support our operations and to achieve the rapid execution necessary to successfully market our products. Our future operating results will also depend on our ability to expand our direct sales force and our internal sales, marketing and support staff. If we are unable to manage future expansion effectively, our business, results of operations and financial condition will suffer, our senior management will be less effective, and our revenues and product development efforts may decrease.

Our quarterly operating results frequently vary due to factors outside our control.

     We have experienced and expect to continue to experience fluctuations in quarterly operating results as a result of a number of factors. We cannot control many of these factors, which include the following:

     .  the timing and number of new product introductions;

     .  the mix of sales of higher and lower margin products in a quarter;

     .  the market acceptance of our products;

     . development and promotional expenses relating to the introduction of new products or enhancements of existing products;

     .  product returns;

     .  changes in pricing policies by us and our competitors;

     .  the timing of orders from major customers and distributors; and

     .  delays in shipment.

     For these reasons, you should not rely on period-to-period comparisons of our financial results as indications of future results.

We may not continue to receive necessary FDA clearances or approvals.

     Our products and activities are subject to extensive, ongoing regulation by the Food and Drug Administration and other governmental authorities. Delays in receipt of, or failure to obtain or maintain, regulatory clearances and approvals, or any failure to comply with regulatory requirements, could delay or prevent our ability to market our product line.

We may not receive approvals by foreign regulators which are necessary for international sales.

     Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary from country to country. If we or our international distributors fail to obtain or maintain required pre-market approvals or fail to comply with foreign regulations, foreign regulatory authorities may require us to file revised governmental notifications, cease commercial sales of our products in the applicable countries or otherwise cure the problem. Such enforcement action by regulatory authorities may be costly.

     In order to sell our products within the European community, we must comply with the European community's medical device directive. The CE marking on our products attests to this compliance. Future regulatory changes may limit our ability to use the CE mark, and any new products we develop may not qualify for the CE mark. If we lose this authorization or fail to obtain authorization on future products, we will not be able to sell our products in the European community.

Two of our directors control a large percentage of our common stock and may influence our decisions.

     James C. Gilstrap, the chairman of our board of directors, beneficially owned approximately 7.4% of the outstanding shares of our common stock as of July 31, 2000. John Michael Paulson, one of the members of our board of directors and the son of our former co-chairman, Allen E. Paulson, beneficially owned, either directly or as a co-trustee of the Allen E. Paulson Living Trust, 24.3% of the outstanding shares of our common stock as of July 31, 2000. Accordingly, Messrs. Gilstrap and Paulson are able to substantially influence us and our affairs and business, including any future issuances of common stock or other securities, merger and acquisition decisions, declaration of dividends and the election of directors. In addition, our stock price and our ability to raise capital could be injured if these shareholders were to sell a significant portion of their holdings on the open market.

We do not know the effects of healthcare reform proposals.

     The healthcare industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the United States, comprehensive programs have been proposed that seek to increase access to healthcare for the uninsured, control the escalation of healthcare expenditures within the economy and use healthcare reimbursement policies to balance the federal budget.

     We expect that Congress and state legislatures will continue to review and assess healthcare proposals, and public debate of these issues will likely continue. We cannot predict which, if any, of such reform proposals will be adopted and when they might be adopted. Other countries also are considering healthcare reform. Significant changes in healthcare systems could have a substantial impact on the manner in which we conduct our business and could require us to revise our strategies.

We are subject to product liability claims and product recalls that may not be covered by insurance.

     The nature of our business exposes us to risks of product liability claims and product recalls. Medical devices as complex as ours frequently experience errors or failures, especially when first introduced or when new versions are released. Our products are sometimes used in procedures where there is a high risk of serious injury or death. These risks will exist even with respect to those products that have received, or may in the future receive, regulatory clearance for commercial sale.

     We did not carry product liability insurance during some periods before May 15, 1995. We currently maintain product liability insurance at $10,000,000 per occurrence and $10,000,000 in the aggregate. Our product liability insurance may not be adequate. In the future, insurance coverage may not be available on commercially reasonable terms, or at all. In addition, product liability claims or product recalls could damage our reputation even if we have adequate insurance coverage.

Our common stock is subject to price volatility.

     The market price of our common stock has been and is likely to continue to be highly volatile. Our stock price could be subject to wide fluctuations in response to various factors beyond our control, including:

  .  quarterly variations in operating results;

  . announcements of technological innovations, new products or pricing by our competitors;

  .  changes in, or failure to meet, financial estimates of securities analysts;

  .  the rate of adoption by physicians of ICG technology in targeted markets;

  .  the timing of patent and regulatory approvals;

  .  the timing and extent of technological advancements;

  .  results of clinical studies;

  . the sales of our common stock by affiliates or other shareholders with large holdings; and

  .  general market conditions.

     Our future operating results may fall below the expectations of securities industry analysts or investors. Any such shortfall could result in a significant decline in the market price of our common stock. In addition, the stock market has experienced significant price and volume fluctuations that have affected the market prices of the stock of many medical device companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may directly influence the market price of our common stock.

We may be required to issue additional shares of common stock at prices that are below then market value.

     The holders of warrants to purchase our common stock could require us to issue additional shares of common stock to them pursuant to anti-dilution rights. These rights would cause us to issue additional common stock upon exercise of their warrants if we sell common stock at a price less than the exercise price of their warrants. If we need to sell common stock at a time when the market price for our shares is depressed, these anti-dilution rights could further depress the market price and impair our ability to raise needed capital.

Our international sales expose us to unique risks.

     In fiscal 1999, international sales accounted for approximately 21% of our revenue. We believe that international sales will represent a meaningful portion of our revenue in the future. We rely on GEMMS and other regional distributors to assist us with our international operations. In addition, we are exposed to risks from international sales, which include unexpected changes in regulatory requirements, tariffs and other barriers and restrictions and reduced protection for intellectual property rights. Moreover, fluctuations in the rates of exchange may increase the price in local currencies of our products in foreign markets and make our products relatively more expensive than competitive products.

Common stock which is available for immediate resale may depress our market price.

     We have filed registration statements with the Securities and Exchange Commission covering the potential resale by our shareholders of up to 14,412,267 shares of common stock, the majority of which have not been sold. The existence of a substantial number of shares of common stock subject to immediate resale could depress the market price for our common stock and impair our ability to raise needed capital.

A low stock price could result in discontinued quotation of our common stock on the Nasdaq National Market and subject us to regulations which could hamper our ability to raise funds.

     If our stock price were to drop below $1.00 per share and remain below $1.00 per share for an extended period of time, or if we fail to maintain other Nasdaq criteria, Nasdaq may discontinue the quotation of our common stock on the Nasdaq National Market. In such an event, our shares could only be traded on over-the-counter bulletin board systems. This method of trading could significantly impair our ability to raise new capital.

     In the event that our common stock were no longer quoted on the Nasdaq National Market due to low stock price, we may become subject to special rules, called penny stock rules, that impose additional sales practice requirements on broker-dealers who sell our common stock. The rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the market for penny stocks. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities, and monthly statements must be sent disclosing recent price information.

     In the event that our common stock becomes characterized as a penny stock, our market liquidity could be severely affected. The regulations relating to penny stocks could limit the ability of broker-dealers to sell our common stock and thus the ability of purchasers in this offering to sell their common stock in the secondary market.

We do not intend to pay dividends in the foreseeable future.

     We do not intend to pay any cash dividends on our common stock in the foreseeable future. Payment of such cash dividends would, in any event, be prohibited or limited under the terms of our line of credit with Imperial Bank.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, strategies, intentions, beliefs or current expectations. These statements are expressed in good faith and we believe had a reasonable basis when expressed, but we cannot assure you that these expectations will be achieved or accomplished. Sentences in this prospectus containing verbs such as "plan," "intend," "anticipate," "target," "predict," "estimate," "believe" or "expect," or future-tense or conditional constructions (such as "will," "may," "could," or "should") constitute forward-looking statements that involve risks and uncertainties. Items contemplating, or making assumptions about, actual or potential future sales, market size, collaborations, trends or operating results also constitute such forward-looking statements.

     We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The considerations discussed in "Risk Factors" and elsewhere in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in "Risk Factors" and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

     You should read and interpret any forward-looking statements in conjunction with our most recent annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and our other SEC filings, as well as the considerations discussed in "Risk Factors."

     Any forward-looking statement speaks only as of the date that we made the statement, and we do not undertake to update the disclosures contained in this prospectus or reflect events or circumstances that occur subsequently or the occurrence of unexpected events.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling shareholders. All proceeds from the sale of the shares will be for the account of the selling shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution" below.

                             SELLING SHAREHOLDERS

     We completed a private placement of our common stock as of July 21, 2000 in which we sold an aggregate of 3,347,267 shares of common stock to twenty-eight
(28) different investors, the selling shareholders, for $5.59 per share.

     Except for Sofinov Societe Financiere D'Innovation, Inc., whose representative, Jacques Douziech, is a member of our board of directors, the selling shareholders have not had a material relationship with us within the past three years other than as a result of ownership of our securities. The numbers set forth in the column "Number of Shares Being Offered" below constitute all of the shares that the investors listed below, as the selling shareholders, may distribute in this offering; however, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares and the table below assumes the sale of all shares. The shares are being registered to permit public secondary trading of the shares, and the selling shareholders may offer the shares for resale from time to time.

     In connection with the receipt of the shares, each selling shareholder represented that it was acquiring the shares for investment and not with a view to distributing our common stock and that the selling shareholder was an accredited investor, as defined in Rule 501(a) under the Securities Act of 1933. We agreed in the subscription agreements that the shares purchased by the selling shareholders would be registered for resale in a registration statement on Form S-3. The registration rights provisions require us to bear all registration expenses other than fees and expenses of counsel for the selling shareholders and brokerage commissions and fees, if any. Accordingly, we filed with the Commission a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time. We also agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the earliest of (a) the date on which all of the shares of common stock offered hereby have been re-sold, (b) two years after July 21, 2000 or (c) the date on which each selling shareholder's shares could be sold in a single three-month period pursuant to Rule 144 of the Securities Act of 1933.

     The following table sets forth the names of the selling shareholders, the number of shares of our common stock which the selling shareholders owned prior to the offering and the number of shares of our common stock which may be offered pursuant to this prospectus.

                                                Number of Shares      Number of
                                               Beneficially Owned   Shares Being
               Selling Shareholders             Prior to Offering      Offered
               --------------------             -----------------    -----------
Aires Domestic Fund II, L.P.                                             3,981
Aires Domestic Fund, L.P.                                               14,161
Aries Masterfund II, The                                                26,581
Bonanza Capital                                                         50,000
BSI SA                                                                  20,000
Crescent International Ltd.                                             75,000
Digerati International, Ltd.                                            89,500
Discount Bank & Trust Company                                          125,000
Discount Bank & Trust Company                                           25,000
Driehaus, Richard                                                      200,000
Filly Inc.                                                              55,000
Fish, Beverly C.                                                        17,889
Gatto, Daniel J.                                                        17,889
Goodman, Mark A.                                                        18,000
I&E Nevada LTD Partnership                                              89,445
ING Small Cap Fund                                                     179,000
Jaffe Charitable-Remainder Trust                                        17,889
Kredietbank (Suisse) Lugano S.A.                                        20,000
Manchester Resorts, LP                                                  53,667
Merlin Biomed Int'l LTD                                                300,000
Montrose Investments, Ltd.                                             178,891
Monument Medical Sciences Fund                                         268,300
Newman, Elizabeth F.                                                     8,945
Prism Partners, L.P.                                                    21,252
Schwinn, Daniel J.                                                      35,750
Sofinov Societe Financiere D'Innovation, Inc.                        1,252,236
Starr Family Foundation, The                                             2,800
Starr, John H.                                                           2,200
Walters Group, The                                                     178,891
                                                    ---------        ---------
      TOTAL                                                          3,347,267

                             PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling shareholders and any donees and pledgees who may sell shares received from the named selling shareholders after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby (other than a portion of the fees and expenses of the selling shareholders' counsel) will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Sales of shares may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. Each selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

     The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided the sale meets the criteria and conforms to the requirements of such Rule.

     When any selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (1) the name of the selling shareholder and of the participating broker-dealers, (2) the number of shares involved, (3) the price at which the shares were sold, (4) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable, (5) that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, when any selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                                 LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Pillsbury Madison & Sutro LLP, San Diego, California.

                                    EXPERTS

     The financial statements of CardioDynamics International Corporation as of November 30, 1999, 1998 and 1997 and for each of the years in the three-year period ended November 30, 1999, incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees, the NASD filing fee and the Nasdaq listing fee.

SEC registration fee..............................................    $
Accounting fees and expenses*.....................................      3,000.00
Legal fees and expenses*..........................................      5,000.00
Printing and engraving*...........................................        500.00
Miscellaneous fees and expenses*..................................

     Total                                                            $
                                                                       =========
*  Estimated


Item 15.  Indemnification of Directors and Officers.

     California Law permits indemnification of officers, directors and other corporate agents under specified circumstances and subject to specified limitations. Our certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. In addition, with the approval of our board of directors and our shareholders, we have entered into separate indemnification agreements with our directors, officers and some of employees which require us, among other things, to indemnify them against liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors' and officers' insurance, if available on reasonable terms.

     These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification is being sought nor are we aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of ours.

     We have obtained liability insurance for the benefit of our directors and officers.

Item 16.  Exhibits.

     The following exhibits are filed with this registration statement:

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1 Form of Common Stock Certificate (incorporated by reference to the exhibit of the same number included in our registration statement on Form 8-A declared effective on April 19, 1984 (File No. 0-11868)).

4.2 Bylaws, as amended through May 15, 1995 (incorporated by reference from May 31, 1995 Form 10-QSB).

4.3 Amendment to bylaws, dated June 2, 1999 (incorporated by reference from August 31, 1999 Form 10-QSB).

4.4 Restated articles of incorporation as filed July 24, 1998 (incorporated by reference from August 31, 1998 Form 10-QSB).

4.5            Certificate of Amendment to Articles of Incorporation as filed
               July 31, 2000.

4.6 Form of Subscription Agreement dated July 10, 2000 among the Company and the selling shareholders (incorporated by reference from August 14, 2000 Form 8-K).

5.1            Opinion of Pillsbury Madison & Sutro LLP.

23.1           Consent of KPMG LLP, independent auditors.

23.2           Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
               5.1).

24.1 Power of Attorney (included in the signature page contained in Part II of this registration statement).

Item 17.  Undertakings.

     We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     In addition, we hereby undertake:

     (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     We hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 21, 2000.

                              CardioDynamics International Corporation

                              By: /s/ Michael K. Perry
                                  ------------------------
                                  Michael K. Perry
                                  Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Perry and Stephen P. Loomis and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                 Title                               Date
/s/ Michael K. Perry              Chief Executive Officer and Director         August 21, 2000
--------------------              (Principal Executive Officer)
Michael K. Perry

/s/ Stephen P. Loomis             Vice President, Finance and Chief            August 21, 2000
---------------------             Financial Officer (Principal Financial and
Stephen P. Loomis                 Accounting Officer)

/s/ Connie Curren, RN             Director                                     August 21, 2000
---------------------
Connie Curren, RN

/s/ Jacques Douziech              Director                                     August 21, 2000
--------------------
Jacques Douziech

/s/ Cam L. Garner                 Director                                     August 21, 2000
-----------------
Cam L. Garner

/s/ James C. Gilstrap             Director                                     August 21, 2000
---------------------
James C. Gilstrap

/s/ Richard O. Martin, Ph.D.      Director                                     August 21, 2000
----------------------------
Richard O. Martin, Ph.D.

/s/ John Michael Paulson          Director                                     August 21, 2000
------------------------
John Michael Paulson

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   EXHIBITS

                                      TO

                                   FORM S-3

                                     UNDER

                            SECURITIES ACT OF 1933

                   CARDIODYNAMICS INTERNATIONAL CORPORATION

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number     Exhibit
------     -------

4.1 Form of Common Stock Certificate (incorporated by reference to the exhibit of the same number included in our registration statement on Form 8-A declared effective on April 19, 1984 (File No. 0-11868).

4.2 Bylaws, as amended through May 15, 1995 (incorporated by reference from May 31, 1995 Form 10-QSB).

4.3 Amendment to bylaws, dated June 2, 1999 (incorporated by reference from August 31, 1999 Form 10-QSB).

4.4 Restated articles of incorporation as filed July 24, 1998 (incorporated by reference from August 31, 1998 Form 10-QSB).

4.5        Certificate of Amendment to Articles of Incorporation as filed July
           31, 2000.

4.6 Form of Subscription Agreement dated July 10, 2000 among the Company and the selling shareholders (incorporated by reference from August 14, 2000 Form 8-K).

5.1        Opinion of Pillsbury Madison & Sutro LLP.

23.1       Consent of KPMG LLP, independent auditors.

23.2       Consent of Pillsbury Madison & Sutro LLP  (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page contained in Part II of this registration statement).